Exhibit 4.1

COMMON STOCK

SOLD-

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 44183Y 10 2

This Certifies that

is the record holder of

COUNTERSIGNED AND REGISTERED

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF

HOUSEVALUES, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation.

Dated:

SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

HOUSEVALUES, INC.

This certificate evidences shares of Common Stock of the corporation. Other classes of shares of the corporation are or may in the future be authorized, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The corporation will furnish any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT MIN ACT- __________________Custodian__________________
(Cust) (Minor)
TEN ENT-	as tenants by the entireties
under Uniform Gifts to Minors
JT TEN-	as joint tenants with
	right of survivorship and not as tenants in common	Act _________________________________________ (State)
UNIF TRF MIN ACT— _________________Custodian (until age___________)
(Cust)
________________________ under Uniform Transfers
(Minor)
to Minors Act ________________________________
(State)
Additional abbreviations may also be used though not in the above list.
_____________________________________

FOR VALUE RECEIVED, hereby sell, assign and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(s) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY

PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.